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                                                                    EXHIBIT 6(b)

[Letterhead of SUTHERLAND ASBILL & BRENNAN LLP]



                                                                   April 25,2000


The American Franklin Life Insurance Company
#1 Franklin Square
Springfield, Illinois 62713

          Re: Consent of Sutherland Asbill & Brennan LLP

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 9 to the registration statement on Form S-6 for Separate Account VUL-2 of The American Franklin Life Insurance Company (File No. 33-77470). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        Sincerely,

                                        Sutherland Asbill & Brennan LLP


                                        By: /s/ Stephen E. Roth
                                            ---------------------------
                                            Stephen E. Roth, Esq.